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                                  AMENDMENT NO. 1
                                         TO
                                  SWAP TRANSACTION

    This Amendment No. 1 (the "Amendment") is dated as of April 21, 1999 between INTEGRITY LIFE INSURANCE COMPANY, a Delaware corporation ("Party A") and 312 CERTIFICATE COMPANY, a Delaware corporation ("Party B").

                                W I T N E S S E T H:

    WHEREAS, Party A and Party B have executed that certain ISDA Master Agreement dated as of April 24, 1998 (as amended from time to time, the "Master Agreement"); and

    WHEREAS, Party A and Party B have executed that certain Swap Transaction dated as of April 24, 1998 which is subject to and forms a part of the Master Agreement (as amended from time to time, the "Swap Transaction"); and

    WHEREAS, Party A and Party B desire to amend the Swap Transaction in certain respects more fully described hereinafter;

    NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

    1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have their meanings as attributed to such terms in the Swap Transaction.

    2.   AMENDMENTS TO THE SWAP TRANSACTION.

    2.1. The definition of "Party A Floating Amount" in Section 2(A) of the Swap Transaction shall be amended by inserting the following in line 13 thereof immediately following "the Portfolio Manager,":

         "the counterparties to Permitted Hedging Transactions,"

    2.2. The definition of "Party A Payment Dates" in Section 2(B) of the Swap Transaction shall be amended in its entirety to read as follows:

         "The second to the last Business Day of each calendar week."


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    2.3. The definition of "Party A Floating Amount" in Section 2(B) of the
Swap Transaction shall be amended in its entirety to read as follows:

         "(a) If the ratio, expressed as a percentage and determined as of the second to last Business Day of the preceding calendar week (such percentage, the "Value Percentage"), of (i) the sum of the aggregate Fair Market Value of the Portfolio on such date plus any free cash balances on deposit in the Custodial Account (after taking into account the Party B Floating Amount, if any, to be paid on such date) on such date, to (ii) the outstanding "Invested Amount" under and as defined in the Face Amount Certificate Agreement on such date, is less than 97.0%, then an amount equal to the "Shortfall Amount" under and as defined in the Investment Management Agreement, or (b) if the Value Percentage is greater than or equal to 97.0%, then zero; PROVIDED, HOWEVER, if the Value Percentage is less than 97.0% as of the second to last Business Day of the preceding calendar week, and if the Value Percentage has been less than 97.0% as of the second to last Business Day of any calendar week occurring during both of (i) the immediately preceding calendar month and (ii) the second immediately preceding calendar month, then an amount equal to the "Additional True Up Amount" under and as defined in the Investment Management Agreement."

    2.4. The definition of "Party A Final Settlement Payment Amount" in Section 3 of the Swap Transaction shall be amended by inserting the following in line 13 thereof immediately following "the Portfolio Manager,":

         "the counterparties to Permitted Hedging Transactions,"

    2.4. The definition of "Book Income" in Section 7 of the Swap Transaction shall be amended by inserting the following at the end thereof:

         "PLUS (vii) any net cash in-flows under Permitted Hedging Transactions (other than this Transaction) MINUS (viii) net cash outflows under Permitted Hedging Transactions (other than this Transaction).

    2.5. The definition of "Fair Market Value" in Section 7 of the Swap Transaction shall be amended by inserting "(a)" in the first line thereof immediately following "means," and by inserting the following at the end thereof in place of the period:

         "and (b) with respect to Permitted Hedging Transactions, at any date,


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         the mark-to-market value thereof as determined by the Portfolio
         Manager in accordance with the procedures set forth in the Investment Guidelines attached as Exhibit A to the Investment Management Agreement."

    2.6. Section 7 of the Swap Transaction shall be amended by the insertion of the following new defined term therein:

         "'Permitted Hedging Transaction' shall have the meaning given to such term in the Investment Management Agreement."

    2.7. The definition of "Portfolio" in Section 7 of the Swap Transaction shall be amended to read in its entirety as follows:

         "'Portfolio' means the Securities and Short-Term Investments of the Issuer held from time to time in the Custodial Account and the Permitted Hedging Transactions of the Issuer in existence from time to time."

    3. EFFECTIVE DATE. This Amendment shall become effective as of the date above first written upon the receipt by the Agent of (i) counterparts of this Amendment duly executed by each of Party A and Party B and (ii) duly executed counterparts of the documents described in Section 5 of that certain Amendment No. 1 to Face Amount Certificate Agreement dated as of the date hereof among 312 Certificate Company, International Securitization Corporation and The First National Bank of Chicago, as Agent.

    4. RATIFICATION. Each of the Swap Transaction and the Master Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.

    5. REFERENCE TO MASTER AGREEMENT. From and after the effective date hereof, each reference in the Master Agreement to "this Agreement", "hereof", or "hereunder" or words of like import, and all references to the Master Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Master Agreement, as amended by this Amendment.

    6. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

    7.   EXECUTION IN COUNTERPARTS. This Amendment may be executed in any


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number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


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    IN WITNESS WHEREOF, Party A and Party B have executed this Amendment as of the date first above written.

                                          INTEGRITY LIFE INSURANCE COMPANY


                                          By: /s/ John R. McGeeney
                                              -------------------------------
                                          Name:  John R. McGeeney
                                          Title: Exec. V.P. and General Counsel

                                          312 CERTIFICATE COMPANY


                                          By: /s/ William D. Morris
                                              -------------------------------
                                          Name:  William D. Morris
                                          Title: CEO


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